NLI HOLDINGS ANNOUNCES QUARTERLY DIVIDEND

FOR THE THIRD QUARTER OF 2026 AT $.10 PER SHARE

DALLAS, TEXAS – August 5, 2026 –  NLI Holdings, Inc. (NYSE: NL) today announced that its board of directors has declared a quarterly dividend of ten cents ($0.10) per share on its common stock, payable on September 22, 2026 to stockholders of record at the close of business on September 3, 2026.

NLI Holdings, Inc. is engaged in the component products (security products and recreational marine components) and chemicals (TiO2) businesses.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700